Energy Fuels Announces Overnight Marketed Unit Offering

Lakewood, Colorado – March 8, 2016

Energy Fuels Inc. (NYSE MKT:UUUU; TSX:EFR) (“Energy Fuels” or the “Company”) is pleased to announce that it intends to file tonight a preliminary prospectus supplement in both Canada and the United States to its Canadian short form base shelf prospectus and its U.S. registration statement on Form F-10, both of which were filed on April 9, 2014, in connection with an overnight marketed public offering (the "Offering") of units of the Company (the "Units"), with each Unit comprised of one common share of the Company (each, a “Share”) and one-half of one common share purchase warrant (each, a "Warrant"). The underwriters will have the option, exercisable in whole or in part until closing of the Offering, to purchase an additional 15% of the number of Units sold under the Offering, which may be exercised for Units, Shares, Warrants or a combination thereof. The Offering is to be effected, if marketing is successful, on an underwritten basis in all of the provinces of Canada, except Quebec, and the United States pursuant to the multijurisdictional disclosure system. The number of Units to be distributed, the price per Unit and the exercise price of each Warrant will be determined in the context of the market with final terms to be determined at the time of pricing. The Offering is expected to close on or about March 14, 2016 and will be subject to a number of conditions, including, without limitation, receipt of all regulatory approvals.

Cantor Fitzgerald Canada Corporation, Haywood Securities Inc. and Roth Capital Partners, LLC will act as co-lead underwriters for the Offering.

The current intention is to use the net proceeds of the Offering to: (i) continue to fund wellfield construction at the Company’s Nichols Ranch Project in Wyoming; (ii) continue to finance the previously announced shaft sinking and evaluation at the Company’s high-grade Canyon mine project in Arizona; (iii) fund costs associated with the proposed acquisition of Mesteña Uranium, LLC announced earlier this week; (iv) fund the cash portion of the proposed acquisition of the remaining 40% of the Roca Honda Project announced last week; and (v) use any remaining funds for general corporate needs and working capital requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, Units, Shares or Warrants in any state or province in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state, province, or other jurisdiction.

The Company has filed a registration statement (including a prospectus) and a prospectus supplement with the United States Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov/edgar.shtml. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, as supplemented, if you request it by contacting Cantor Fitzgerald Canada Corporation, attention: Equity Capital Markets, 181 University Avenue, Suite 1500, Toronto, ON, M5H 3M7, email: ecmcanada@cantor.com.

About Energy Fuels: Energy Fuels is a leading integrated US-based uranium mining company, supplying U3O8 to major nuclear utilities. Energy Fuels operates two of America’s key uranium production centers, the White Mesa Mill in Utah and the Nichols Ranch Processing Facility in Wyoming. The White Mesa Mill is the only conventional uranium mill operating in the U.S. today and has a licensed capacity of over 8 million pounds of U3O8 per year. The Nichols Ranch Processing Facility, acquired in the Company’s acquisition of Uranerz Energy Corporation, is an in situ recovery (“ISR”) production center with a licensed capacity of 2 million pounds of U3O8 per year. Energy Fuels also has the largest NI 43-101 compliant uranium resource portfolio in the U.S. among producers, and uranium mining projects located in a number of Western U.S. states, including one producing ISR project, mines on standby, and mineral properties in various stages of permitting and development. The Company’s common shares are listed on the NYSE MKT under the trading symbol “UUUU”, and on the Toronto Stock Exchange under the trading symbol “EFR”.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This news release contains certain “Forward Looking Information” and “Forward Looking Statements” within the meaning of applicable Canadian and United States securities legislation, which may include, but is not limited to, statements with respect to the Offering and the use of proceeds from the Offering. These forward-looking statements can be identified by the use of forward-looking terminology such as “intends”, “may,” “will,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “predicts,” “potential,” “continue,” “opportunity,” “goals,” or “should”. All statements, other than statements of historical fact, herein are considered to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Offering not to be successful or the use of proceeds from the Offering to be different from those expressed by the forward-looking statements. Factors that could cause such events to differ from those anticipated in these forward-looking statements include risks associated with: the Company’s ability to satisfy the conditions to closing of the Offering and to use the proceeds from the Offering as expected, which could be affected by many of the risks described under the caption “Risk Factors” in the Company’s Annual Information Form dated March 18, 2015, which is available for review on SEDAR at www.sedar.com, in its Form 40-F, which is available for review on EDGAR at www.sec.gov/edgar.shtmland in the prospectus supplement to be dated the date hereof and which will be available for review on SEDAR and EDGAR shortly. Forward-looking statements contained herein are made as of the date of this news release, and the Company disclaims, other than as required by law, any obligation to update any forward-looking statements whether as a result of new information, results, future events, circumstances, or if management’s estimates or opinions should change, or otherwise. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements.

The Company assumes no obligation to update the information in this communication, except as otherwise required by law.

Investor Inquiries:

Energy Fuels Inc.
Curtis Moore
VP – Marketing and Corporate Development
(303) 974-2140 or Toll free: (888) 864-2125
investorinfo@energyfuels.com
www.energyfuels.com